Exhibit 99.1 COVID-19 Update September 2, 2020 Investing for the long run®

August Rent Payment Status WPC has collected 98% of August rent due Total August Rent Due Property Type 1% 1% % % of August rent of total ABR due and paid (1) Industrial 24% 99% (2) Warehouse 22% 93% Office 23% 100% Retail 17% 100% Fitness, Theater and Restaurants 2% 78% Self Storage (net lease) 5% 100% Other (3) 7% 98% Total 100% 98% 98% Geography % % of August rent of total ABR due and paid (1) % of ABR from U.S. 63% 97% August rent due (1) Rent Paid 98% Europe 35% 99% Rent Deferred (4) 1% Other (5) 2% 100% Rent Not Paid 1% Total 100% 98% Note: ABR presented as of June 30, 2020, unless otherwise noted. Percentages may not add to totals due to rounding. (1) Reflects payments from tenants with rental payments due from July 20, 2020 to August 19, 2020 expressed as a percentage of ABR. Excludes rent paid in advance of the August collection period. (2) Warehouse % of rent due and paid in August reflects a deferral under a lease restructuring entered into during 2Q20 for a tenant on a quarterly rent schedule. Excluding this deferral, Warehouse % of August rent due and paid was 99%. (3) Includes net lease lodging assets, education facilities, laboratories and student housing properties. (4) Represents ABR from properties with executed deferral agreements for the August collection period. (5) Includes Canada, Mexico and Japan. Investing for the Long Run® | 2

July Rent Payment Status WPC has collected 98% of July rent due Total July Rent Due Property Type 0.1% % % of July rent 2% of total ABR due and paid (1) Industrial 24% 99% Warehouse 22% 99% Office 23% 100% Retail 17% 100% Fitness, Theater and Restaurants 2% 50% Self Storage (net lease) 5% 100% Other (2) 7% 97% Total 100% 98% 98% Geography % % of July rent of total ABR due and paid (1) % of ABR from U.S. 63% 98% July rent due (1) Rent Paid 98% Europe 35% 99% Rent Deferred (3) 0.1% Other (4) 2% 100% Rent Not Paid 2% Total 100% 98% Note: ABR presented as of June 30, 2020, unless otherwise noted. Percentages may not add to totals due to rounding. (1) Reflects payments from tenants with rental payments due from June 20, 2020 to July 19, 2020 expressed as a percentage of ABR. Excludes rent paid in advance of the July collection period. (2) Includes net lease lodging assets, education facilities, laboratories and student housing properties. (3) Represents ABR from properties with executed deferral agreements for the July collection period. (4) Includes Canada, Mexico and Japan. Investing for the Long Run® | 3

2Q20 Rent Payment Status

WPC collected 96% of rent due in the second quarter

Total Rent Due 2Q20



2% 2%
96%

	% of ABR from rent due in (1)			
	April	May	June	2Q20
Rent Paid	97%	96%	98%	96%
Rent Deferred (4)	0.1%	2%	1%	2%
Rent Not Paid	3%	2%	1%	2%
Total	100%	100%	100%	100%

Property Type

	% of total ABR	% of 2Q20 rent due and paid (2)
Industrial	24%	98%
Warehouse	22%	94%
Office	23%	99%
Retail	17%	98%
Fitness, Theater and Restaurants	2%	37%
Self Storage (net lease)	5%	100%
Other (3)	7%	98%
Total	100%	96%

Geography

	% of total ABR	% of 2Q20 rent due and paid (2)
U.S.	64%	96%
Europe	34%	97%
Other (5)	2%	100%
Total	100%	96%

Note: ABR presented as of March 31, 2020, unless otherwise noted. Percentages may not add to totals due to rounding.

(1) Reflects payments from tenants with rental payments due from: March 20, 2020 to April 19, 2020 for the April rent period; April 20, 2020 to May 19, 2020 for the May rent period; May 20, 2020 to June 19, 2020 for the June rent period; and March 20, 2020 to June 19, 2020 for the 2Q20 rent period. Excludes rent paid in advance of the April, May, June and 2Q20 rent collection periods, respectively.

(2) Reflects payments from tenants with rental payments due from March 20, 2020 to June 19, 2020 for the 2Q20 rent period, expressed as a percentage of ABR. Excludes rent paid in advance of the 2Q20 rent collection period.

(3) Includes net lease lodging assets, education facilities, laboratories and student housing properties.

(4) Represents ABR from properties with executed deferral agreements for the April, May, June and 2Q20 collection periods.

(5) Includes Canada, Mexico and Japan.

Investing for the Long Run® | 4

W. P. CAREY

Diversified Portfolio WPC has a diversified portfolio, limited retail exposure and primarily large tenants W. P. Carey by Property Type Tenant Size by Revenue (1) 1% 2% 5% 5% 2% 3% 2% 12% 24% 21% 9% 17% 22% 23% 53% 97% of ABR from 21% tenants with revenue Retail, Lodging and Leisure >$100MM and % Government % of total ABR of total ABR Industrial 24% ≤$50MM 1% Warehouse 22% >$50MM ≤ $100MM 2% Office 23% >$100MM ≤ $500MM 12% Retail (2) 17% >$500MM ≤ $1B Lodging (Net Lease) 2% 9% Fitness, Theater and Restaurants 2% >$1B ≤ $10B 53% Self Storage (net lease) 5% >$10B+ 21% Other (3) 5% Government 3% Total 100% Total 100% Note: ABR presented as of June 30, 2020, unless otherwise noted. Percentages may not add to totals due to rounding. (1) ABR as of March 31, 2020. Includes tenant size for parent companies or subsidiaries based on 2019 year-end revenue or most recently available data. (2) Includes automotive dealerships. (3) Other property types include net lease education facilities, laboratories, and student housing. Investing for the Long Run® | 5

Liquidity and Debt Maturities (1)

$2.2B of Liquidity

- Upsized revolver in 2020 to $1.8B and added ~$300MM in term loans
- ~$1.8B of availability under credit facility
- $137MM of cash and cash equivalents on hand
- $269MM (~4.0MM shares) available under forward equity agreement (2)

Forward Equity Offering

- Completed ~$382MM (~5.5MM shares) forward equity offering in June
- Settled $100MM of the forward equity issuance in June
- Forward allows flexibility to issue new shares at any time during the 18 months following the closing of the offering

Estimated Liquidity ($MM)	
Revolver	$1,800
Drawn	($22)
Availability Under Revolver	$1,778
Cash and Equivalents	$137
Remaining Forward Equity (2)	$269
Available Liquidity	$2,184

Debt Maturity Schedule



Principal at Maturity (3)
$MM
1,400
1,200
1,000
800
600
400
200
0
Mortgage Debt
Unsecured Bonds (EUR)
Unsecured Bonds (USD)
Unsecured Term Loans
Unsecured Revolver
110
241
418
346
560
179
560
500
86
450
292
22
32
560
350
21
560
560
325
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029

(1) As of June 30, 2020.
(2) In 2Q20, WPC issued 5,462,500 shares of our common stock through a forward equity offering. Subsequent to the closing, WPC settled 1,463,500 shares, generating net proceeds of approximately $100MM. As of June 30, 2020, the shares remaining to be settled were valued at approximately $269MM.
(3) Reflects amounts due at maturity, excluding unamortized discount and unamortized deferred financing costs. W. P. Carey has two additional fully amortizing mortgages due in 2028 ($10MM) and 2031 ($4MM).

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W. P. CAREY

Balance Sheet and Leverage

$18B Enterprise value (1)

- Large, well-capitalized balance sheet
- Investment grade rated BBB by *S&P and Baa2 by Moody's*

41% Debt / gross assets

- Approximately $1.2B of equity raised since Q4 2018 has improved leverage profile (3)

Covenant compliance

- Significant balance sheet flexibility based on covenant levels

Capitalization and Leverage



26%
65%
9%

Equity (2)	65% / $11.8B
Unsecured Debt	26% / $4.7B
Secured Debt	9% / $1.6B
Total	100% / $18.1B

$12B Equity Market Cap (2)

6.0x Net Debt to EBITDA

41% Debt to Gross Assets

35% Net Debt / TEV

Investment Grade Unsecured Note Covenants (4)

Covenant	Metric	Required	6/30/20
Total Leverage	Total Debt / Total Assets	≤60%	40.9%
Total Secured Debt	Secured Debt / Total Assets	≤40%	9.5%
Fixed Charge Coverage	Consolidated EBITDA / Annual Debt Service Charge	≥1.5x	5.1x
Unencumbered Asset Value	Unencumbered Assets / Total Unsecured Debt	≥150%	241.3%

(1) Total capitalization less cash and equivalents as of June 30, 2020.
(2) Based on a closing stock price of $67.65, and 173,890,427 common shares outstanding as of June 30, 2020.
(3) Includes approximately $825MM of at-the-market equity issuances, as well as a ~$382MM forward equity offering completed in June 2020.
(4) This is a summary of the key financial covenants for our Senior Unsecured Notes, along with estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants governing the Senior Unsecured Notes.

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W. P. CAREY

Cautionary Statement Concerning Forward-Looking Statements Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward- looking statements include, but are not limited to, statements regarding our corporate strategy and estimated or future economic performance and results, including our expectations surrounding the impact of the novel coronavirus (“COVID-19”) pandemic on our business, tenants, and prospects; underlying assumptions about our portfolio, including tenant rent collections; our future capital expenditure and leverage levels, debt service obligations, and plans to fund our liquidity needs; prospective statements regarding our access to the capital markets, including our credit ratings, our “at-the-market” program, and settlement of our forward equity offering. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks and uncertainties, like the risks related to effects of pandemics and global outbreaks of contagious diseases or the fear of such outbreaks, like the current COVID-19 pandemic and those additional factors discussed in reports filed with the Securities and Exchange Commission (the “SEC”) by us under the heading “Risk Factors”, could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2019. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. All data presented herein is as of June 30, 2020 unless otherwise noted. Amounts may not sum to totals due to rounding. Past performance does not guarantee future results. Investing for the Long Run® | 8

Disclosures The following non-GAAP financial measures are used in this presentation: EBITDA and Adjusted EBITDA We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies. Other Metrics Pro Rata Metrics This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments. ABR ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of March 31, 2020 or June 30, 2020. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis. Investing for the Long Run® | 9